As filed with the Securities and Exchange Commission on March 15, 2006
Registration No. 333-125808

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	47-0956945 (I.R.S. Employer Identification Number)
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N9
(604) 684-1099
(Address, including zip code, and telephone number, including area code, of registrant’s office)
David M. Gandossi
Mercer International Inc.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Name, address and telephone number of agent for service)
Copies to:

H.S. Sangra Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, BC V6C 3L2 (604) 662-8808	David R. Wilson Heller Ehrman LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7098 (206) 447-0900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
The registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3, Registration Statement No. 333-125808 (this “Registration Statement”), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Mercer International Inc., a Washington corporation (“Mercer-WA”), which is the successor issuer by merger to Mercer International Inc., a Massachusetts trust organized under the laws of the State of Washington (“Mercer-Trust”), following a corporate reorganization (the “Reorganization”) that became effective on March 1, 2006. The reorganization was effected through the merger of Mercer-Trust with and into Mercer Delaware Inc., a Delaware corporation (“Mercer-DE”) with the result that Mercer-DE became a wholly-owned subsidiary of Mercer-WA. Mercer-DE then merged with and into Mercer-WA. As a result of the merger, each share of beneficial interest of Mercer-Trust outstanding immediately prior to the effective time of the merger automatically converted into a right to receive a share of common stock of Mercer-WA. Consequently, shares of common stock, par value $1.00 per share, of Mercer-WA (“Mercer-WA Common Share”) will henceforth be issuable under the Registration Statement in lieu of share of beneficial interest of Mercer-Trust. Mercer-WA expressly adopts this Registration Statement as its own registration statement for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated expenses payable by us in connection with the distribution of the securities being registered. All the amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration and filing fee.

SEC Registration and Filing Fee	$3,578
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	55,000
Miscellaneous Expenses	10,000

Total	$138,578

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Sections 25B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The directors and officers of Mercer-WA also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by Mercer-WA for this purpose.
     Section 23B.008.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

     Mercer-WA’s Articles of Incorporation and Bylaws contain provisions for implementing, to the fullest extent permitted by Washington law, these limitations on a director’s or officer’s liability to the registrant and its shareholders.
     Mercer-WA has assumed the obligations of Mercer-Trust under certain indemnity agreements with each of its directors and certain officers entered into initially by Mercer-Trust. Under each of these agreements, Mercer-WA agrees to indemnify each of its directors and such officers against any and all claims and costs that are or may be brought against him as a result of his being a director, officer or employee or that of a company related to Mercer-WA. However, under the agreements, Mercer-WA is not obligated to indemnify a director or such officers against any claims or costs in certain instances, including if it was determined that the director or such officer failed to act honestly and in good faith with a view to Mercer-WA’s best interests, if the director or such officer failed to disclose his interest or conflicts as required under the WBCA or Mercer-WA was not permitted to indemnify the director or such officer under such legislation, or if the director or such officer violated any insider trading rules under United States federal and state securities laws.
ITEM 16.     EXHIBITS

Number	Description

3.1	Articles of Incorporation of Mercer-WA’s, as amended and corrected (incorporated herein by reference to Exhibit 3.1 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

3.2	By-laws of Mercer-WA (incorporated herein by reference to Exhibit 3.2 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

4.1	Specimen of Common Share Certificate of Mercer-WA (incorporated herein by reference to Exhibit 4.1 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

5.1	Opinion of Heller Ehrman LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Peterson Sullivan PLLC.

23.3	Consent of Heller Ehrman LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (previously filed).
ITEM 17.     UNDERTAKINGS
1.	Mercer-WA hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.	Mercer-WA hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Mercer-WA hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act:

(a)	The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(b)	Each post-effective amendment hat contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is apart of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was apart of the registration statement or made in any such document immediately prior to such effective date.
6.	Mercer-WA hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, Mercer-WA undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant.

(c)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant.

(d)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Mercer-WA certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on March 14, 2006.

MERCER INTERNATIONAL INC.
By:	*
Jimmy S. H. Lee
Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Jimmy S. H. Lee	Chairman, Chief Executive Officer and Director	March 14, 2006
/s/ David M. Gandossi David M. Gandossi	Secretary, Executive Vice President and Chief Financial Officer	March 14, 2006
* Kenneth A. Shields	Director	March 14, 2006
* Eric Lauritzen	Director	March 14, 2006
* William D. McCartney	Director	March 14, 2006
* Graeme A. Witts	Director	March 14, 2006
* Guy W. Adams	Director	March 14, 2006

/s/ David M. Gandossi
David M. Gandossi
Attorney-In-Fact*

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation of Mercer-WA’s, as amended and corrected (incorporated herein by reference to Exhibit 3.1 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

3.2	By-laws of Mercer-WA (incorporated herein by reference to Exhibit 3.2 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

4.1	Specimen of Common Share Certificate of Mercer-WA (incorporated herein by reference to Exhibit 4.1 of Mercer-WA’s Registration Statement on Form 8-A filed March 2, 2006).

5.1	Opinion of Heller Ehrman LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Peterson Sullivan PLLC.

23.3	Consent of Heller Ehrman LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (previously filed).